UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2006

BP International, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	95-3937129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

510 West Arizona Ave, DeLand, FL 32720
(Address of principal executive offices)

Registrant's telephone number including area code: 386.943.6222

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On February 23, 2006, the following three persons were appointed to positions as directors of the Registrant.

(i) Director Andy Thompson, age 61. From March 1, 2002 until January of 2005, Mr. Thompson served as President of Benesight Inc. Prior to March 1, 2002, he served as a senior vice presdient of Harrington Benefit Services, Inc. Until April of 2005, he served as a director of CNL Bank.

(ii) Mr. S. Dean Martin, age 67. From 1999, Mr. S Dean Martin served as President of DM Ventures, LLC and President of D. Martin Enterprises. DM Ventures, LLC is a shareholder in BP International. Additionally, Mr. Martin served as a director of BP International from June 6, 2002 to April of 2003, and served as Treasurer from June 12, 2002 to April of 2003.

(iii) Harry L. Tsumas, Sr., age 69. Mr. Tsumas has been retired since 1999. Before retirement, Mr. Tsumas spent forty years with American Concrete Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BP International, Inc.
February 24, 2006

/s/ William DeTemple
___________________________________________
William DeTemple,
CEO of BP International, Inc.